UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2011

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
101 Constitution Ave., N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of	53-0162882
	101 Constitution Ave., N.W.	Columbia
	Washington, D.C. 20080	and Virginia
(703) 750-4440

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
5.02(d):
     Effective April 27, 2011, the boards of directors of WGL Holdings, Inc. (WGL Holdings) and its wholly-owned subsidiary, Washington Gas Light Company (Washington Gas), elected Ms. Nancy Floyd and Ms. Diane Hoskins to serve on the companies’ respective boards as directors beginning on June 1, 2011 until the next succeeding annual meeting of shareholders, or until their successors may be duly qualified and elected. WGL Holdings and Washington Gas are referred to collectively below in this Current Report as the “Companies.”
     The Companies have not entered into any transactions with Ms. Floyd or Ms. Hoskins identified in Item 404(a) of Regulation S-K and neither will be employed by the Companies. Further, neither Ms. Floyd nor Ms. Hoskins were elected pursuant to an arrangement or understanding between them and any other person. Also, Ms. Floyd and Ms. Hoskins have not yet been named to any board committees of the Companies.
     Each new director will receive compensation for her service as a director (e.g., attending meetings and educational seminars) in accordance with the director compensation program of the Companies which includes the WGL Holdings Directors’ Stock Compensation Plan. A description of the Companies’ director compensation program can be found in the WGL Holdings, Inc. proxy statement filed on Schedule 14A with the Securities and Exchange Commission on January 19, 2011.
ITEM 8.01 OTHER EVENTS
     On April 27, 2011, the Companies issued a press release related to the election of Ms. Floyd and Ms. Hoskins to the boards of directors of the Companies. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)   Exhibits
99.1   Press Release dated April 27, 2011
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. And Washington Gas Light Company (Registrants)
Date: April 27, 2011	/s/ William R. Ford
William R. Ford
Controller (Principal Accounting Officer)